Exhibit 99.1

AMEDICA ANNOUNCES AGREEMENT TO SELL SPINE BUSINESS TO CTL MEDICAL

SALT LAKE CITY, September 6, 2018 (GLOBE NEWSWIRE) -- Amedica Corporation (NASDAQ: AMDA) today announced that it has entered into an asset purchase agreement with CTL Medical, a Dallas, TX-based privately held medical device manufacturer that focuses on the spine implant and instrument market, whereby CTL Medical will acquire all of Amedica’s commercial spine business for total consideration of up to $10 million. The transaction is expected to close in the third quarter of 2018, and is subject to usual and customary due diligence and closing conditions.

The agreement will make CTL Medical the exclusive owner of Amedica’s portfolio of metal and silicon nitride spine products, with access to future silicon nitride spine technologies.  As part of the transaction, CTL Medical will acquire Amedica’s entire existing inventory of spine products, including US and OUS regulatory clearances and intellectual property related to such. Amedica’s products, which are presently sold under the brand names of Taurus, Preference, and Valeo will be transferred to CTL Medical, while manufacturing, R&D, and all intellectual property related to the core biomaterial technology of silicon nitride will remain with Amedica in Salt Lake City. Amedica will serve as CTL’s exclusive OEM provider of silicon nitride products.

Following the purchase, CTL Medical will change its name to CTL Amedica. Amedica will re-position under a new name that is reflective of the breadth of its technology and potential applications.

“The transaction makes strategic sense, by monetizing our commercial spine sales organization and allowing Amedica to focus on its core biomaterials and OEM business,” said Dr. Sonny Bal, Chairman of the Board of Directors of Amedica. “Combining the mutually complementary products, customers, and sales regions of the two companies will offer significant accretive value to our shareholders. The addition of a highly-differentiated silicon nitride and metal product line to CTL Medical’s complete offering of spine surgery implants and instruments will benefit both companies, as well as our surgeon customers. Amedica’s products and scientific data have established that silicon nitride resists bacteria, promotes bone healing, and has superior clinical outcomes.  CTL Medical is best positioned to profitably leverage these advantages in the retail spine market.”

“Going forward, Amedica will actively support spine sales by CTL Medical, specifically through surgeon education, peer-forums, publications, and research related to silicon nitride. Divesting the sales organization will drive down costs, while allowing Amedica to focus on additional OEM revenue opportunities outside of spine, such as in the dental and arthroplasty markets. As additional downstream opportunities with CTL Medical become apparent in the future, they will be explored as well.” added Dr. Bal.

“CTL Medical is a fast-growing, profitable company, with a complete line of FDA 510k cleared, market-tested spine products, in-house manufacturing facilities and an experienced sales team. Adding the credibility of Amedica’s products and technology, to which over 70 peer-reviewed publications already attest, to our product portfolio will generate new opportunities both in the U.S. and overseas” said Daniel Chon, President and CEO of CTL Medical. “Our team was deeply impressed at how far Amedica has taken its technology, in terms of breadth of application, as well as the quality, discipline, and depth of Amedica’s scientific inquiry. Onward, our goal is to apply the attributes of silicon nitride across our entire product line. CTL Medical will be the only company worldwide to offer such technology, further strengthening our position as an industry leader” added Mr. Chon.

Amedica is an innovative biomaterials and OEM company that develops and commercializes silicon nitride for various biomedical applications including orthopedic, dental and arthroplasty. CTL Medical is a forward thinking medical device design, development and manufacturing company that produces a full line of cervical, thoracic, and lumbar products (hence “CTL”) at its manufacturing headquarters in Dallas, Texas.

Maxim Group LLC is serving as Amedica’s strategic advisor. Amedica intends to host a conference call on September 13, 2018 to discuss the agreement with CTL Medical, and to provide a business update. Details related to this call will be provided at a later date.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the consummation of the transaction, the benefits of the transaction, including future accretive value to CTL and Amedica’s future financial results, operating plans, objectives, expectations and intentions, and other statements that are not historical facts.  These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Amedica and CTL operate; the ability of CTL to promptly and effectively integrate Amedica’s commercial spine business; the reaction to the transaction of the companies’ customers, employees, and counterparties; and the diversion of management time on transaction-related issues.  Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs.  Amedica undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.